UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

DDR Corp.

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio		44122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 10, 2016, DDR Corp. (the “Company”) held its annual meeting of shareholders. The matters presented to shareholders for vote and the final voting results on such matters were as follows:

1.	Nine directors, each to serve until the next annual meeting of shareholders and until a successor has been duly elected and qualified, were elected by the following vote:

	For	Against	Abstain	Broker Non-Votes
Terrance R. Ahern	332,293,069	10,001,004	82,296	8,435,510
Thomas F. August	341,865,870	429,059	81,441	8,435,510
Thomas Finne	340,473,007	1,827,478	75,885	8,435,510
Robert H. Gidel	332,679,070	9,609,423	87,877	8,435,510
Victor B. MacFarlane	332,427,157	9,864,024	85,190	8,435,510
David J. Oakes	341,512,315	789,885	74,170	8,435,510
Alexander Otto	338,012,506	4,292,220	71,644	8,435,510
Scott D. Roulston	340,200,194	2,092,141	84,035	8,435,510
Barry A. Sholem	332,816,002	9,477,561	82,807	8,435,510

2.	The shareholder advisory vote regarding the compensation of the Company’s named executive officers was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
327,680,433	14,492,620	203,281	8,435,510

3.	The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016 was approved by the following vote:

For	Against	Abstain
349,138,409	1,527,396	146,075

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

Date: May 11, 2016	By:	/s/ David E. Weiss
	Name:	David E. Weiss
	Title:	Executive Vice President and General Counsel